Exhibit 10.2
ALLEGHANY CORPORATION
AMENDED AND RESTATED
DIRECTORS’ STOCK OPTION PLAN
     1. Purpose. The purpose of the Alleghany Corporation Amended and Restated Directors’ Stock Option Plan (the “Plan”) is to advance the interests of Alleghany Corporation (the “Company”) and its stockholders by encouraging increased stock ownership by members of the Board of Directors (the “Board”) of the Company who are not employees of the Company or any of its subsidiaries, in order to promote long-term stockholder value through continuing ownership of the Company’s common stock.
     2. Administration. The Plan shall be administered by the Board. The Board shall have all the powers vested in it by the terms of the Plan, such powers to include authority (within the limitations described herein) to prescribe the form of the agreement embodying awards of nonqualified stock options made under the Plan (“Options”). The Board shall have the power to construe the Plan, to determine all questions arising thereunder and, subject to the provisions of the Plan, to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable. Any decision of the Board in the administration of the Plan shall be final and conclusive. The Board may act only by a majority of its members in office, except that the members thereof may authorize any one or more of their number or the Secretary or any other officer of the Company to execute and deliver documents on behalf of the Company. No member of the Board shall be liable for anything done or omitted to be done by him or by any other member of the Board in connection with the Plan, except for his own willful misconduct or as expressly provided by statute.
     3. Participation. Each member of the Board of the Company who is not an employee of the Company or any of its subsidiaries (a “Non-Employee Director”) shall be eligible to receive an Option in accordance with Paragraph 5 below. As used herein, the term “subsidiary” means any corporation at least 40 percent of whose outstanding voting stock is owned, directly or indirectly, by the Company.
     4. Awards under the Plan. (a) Types of Awards. Awards under the Plan shall consist only of Options, which are rights to purchase shares of common stock, par value $1.00 per share, of the Company (the “Common Stock”). Such Options are subject to the terms, conditions and restrictions specified in Paragraph 5 below.
     (b) Maximum Number of Shares That May Be Issued. There may be issued under the Plan pursuant to the exercise of Options granted after April 20, 1993 an aggregate of not more than 75,000 shares of Common Stock, subject to adjustment as provided in Paragraph 6 below.
     (c) Rights With Respect to Shares. A Non-Employee Director to whom an Option is granted (and any person succeeding to such a Non-Employee Director’s rights pursuant to the Plan) shall have no rights as a stockholder with respect to any shares of

Common Stock issuable pursuant to any such Option until the date of the issuance of a stock certificate to him for such shares. Except as provided in Paragraph 6 below, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such stock certificate is issued.
     5. Nonqualified Stock Options. Each Option granted under the Plan shall be evidenced by an agreement in such form as the Board shall prescribe from time to time in accordance with the Plan and shall comply with the following terms and conditions:
     (a) The Option exercise price shall be the fair market value of the shares of Common Stock subject to such Option on the date the Option is granted, which shall be the average of the high and the low sales prices of a share of Common Stock on the date of grant as reported on the New York Stock Exchange Composite Transactions Tape or, if the New York Stock Exchange is closed on that date, on the last preceding date on which the New York Stock Exchange was open for trading.
     (b) The term of any Option shall be determined by the Board of Directors, but in no event shall any Option be exercisable more than ten years after the date on which it was granted.
     (c) As of the first business day after the conclusion of each annual meeting of stockholders of the Company, each Non-Employee Director shall automatically receive an Option for 1,000 shares of Common Stock; provided, however, that any Options granted under the Plan prior to any required approval by the stockholders of the Company shall be conditioned upon such approval.
     (d) Prior to stockholder approval of the Plan, the Option shall not be transferable by the optionee. Thereafter, the Option shall be transferable only by will or the laws of descent and distribution, and shall be exercisable during the optionee’s lifetime only by him.
     (e) The Option shall not be exercisable:
     (i) before the expiration of one year from the date it is granted or after the expiration of ten years from the date it is granted and, subject to prior stockholder approval in accordance with Paragraph 10 below, may be exercised during such period as follows: one-third (33-1/3 percent) of the total number of shares of Common Stock covered by the Option shall become exercisable each year beginning with the first anniversary of the date it is granted; provided that an Option shall automatically become immediately exercisable in full when the Non-Employee Director ceases to be a Non-Employee Director for any reason other than death;
     (ii) unless payment in full is made for the shares of Common Stock being acquired thereunder at the time of exercise; such payment shall be made

     (A) in United States dollars by cash or check, or
     (B) in lieu thereof, by tendering to the Company shares of Common Stock owned by the person exercising the Option and having a fair market value equal to the cash exercise price applicable to such Option, such fair market value to be the average of the high and the low sales prices of a share of Common Stock on the date of exercise as reported on the New York Stock Exchange Composite Transactions Tape, or, if the New York Stock Exchange is closed on that date, on the last preceding date on which the New York Stock Exchange was open for trading, or
     (C) by a combination of United States dollars and shares of Common Stock as aforesaid; and
     (iii) unless the person exercising the Option has been, at all times during the period beginning with the date of grant of the Option and ending on the date of such exercise, a Non-Employee Director of the Company, except that
     (A) if such person shall cease to be such a Non-Employee Director for reasons other than death, while holding an Option that has not expired and has not been fully exercised, such person, at any time within one year of the date he ceased to be such a Non-Employee Director (but in no event after the Option has expired under the provisions of subparagraph 5(e)(i) above), may exercise the Option with respect to any shares of Common Stock as to which he has not exercised the Option on the date he ceased to be such a Non-Employee Director; or
     (B) if any person to whom an Option has been granted shall die holding an Option that has not been fully exercised, his executors, administrators, heirs or distributees, as the case may be, may, at any time within one year after the date of such death (but in no event after the Option has expired under the provisions of subparagraph 5(e)(i) above), exercise the Option with respect to any shares of Common Stock as to which the decedent could have exercised the Option at the time of his death.
     6. Dilution and other Adjustments. In the event of any change in the outstanding shares of Common Stock of the Company by reason of any stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination or exchange of shares or other similar event (including without limitation the stock dividend to be paid by the Company on April 26, 1993), the number or kind of shares that may be issued under the Plan pursuant to subparagraphs 4(a) and 4(b) above shall be automatically adjusted to give effect to the occurrence of such event, and the number or kind of shares subject to, or the Option price per share under, any outstanding Option

(including without limitation the stock dividend to be paid by the Company on April 26, 1993) shall be automatically adjusted so that the proportionate interest of the participant shall be maintained as before the occurrence of such event; such adjustment in outstanding Options shall be made without change in the total Option exercise price applicable to the unexercised portion of such Options and with a corresponding adjustment in the Option exercise price per share, and such adjustment shall be conclusive and binding for all purposes of the Plan.
7. Miscellaneous Provisions.
     (a) Except as expressly provided for in the Plan, no Non-Employee Director or other person shall have any claim or right to be granted an Option under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any Non-Employee Director any right to be retained in the service of the Company.
     (b) A participant’s rights and interest under the Plan may not be assigned or transferred in whole or in part either directly or by operation of law or otherwise (except, in the event of a participant’s death, by will or the laws of descent and distribution), including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner, and no such right or interest of any participant in the Plan shall be subject to any obligation or liability of such participant.
     (c) No shares of Common Stock shall be issued hereunder unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable federal, state and other securities laws.
     (d) It shall be a condition to the obligation of the Company to issue shares of Common Stock upon exercise of an Option, that the participant (or any beneficiary or person entitled to act under subparagraphs 5(e)(iii)(B) above) pay to the Company, upon its demand, such amount as may be requested by the Company for the purpose of satisfying any liability to withhold federal, state, local or foreign income or other taxes. If the amount requested is not paid, the Company may refuse to issue shares of Common Stock.
     (e) The expenses of the Plan shall be borne by the Company.
     (f) The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the issuance of shares upon exercise of any Option under the Plan and issuance of shares upon exercise of Options shall be subordinate to the claims of the Company’s general creditors.
     (g) By accepting any Option or other benefit under the Plan, each participant and each person claiming under or through him shall be conclusively deemed to have indicated his acceptance and ratification of, and consent to, the Plan, the terms and conditions of any agreement embodying awards of Options and any action taken under the Plan by the Company or the Board.
     (h) The masculine pronoun means the feminine and the singular means the plural wherever appropriate.
     (i) The appropriate officers of the Company shall cause to be filed any reports, returns or other information regarding Options hereunder or any shares of Common Stock issued pursuant hereto as may be required by Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, or any other applicable statute, rule or regulation.
     8. Amendment or Discontinuance. The Plan may be amended at any time and from time to time by the Board as the Board shall deem advisable; provided, however, that (a) except as provided in Paragraph 6 above, the Board may not, without further approval by the stockholders of the Company in accordance with Paragraph 10 below, increase the maximum number of shares of Common Stock as to which Options may be granted under the Plan, reduce the minimum Option exercise price described in subparagraph 5(a) above, extend the period during which Options may be granted or exercised under the Plan or change the class of persons eligible to receive Options under the Plan; and (b) Paragraph 3 and subparagraphs 5(a) and 5(d) shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code of 1986, as amended, the Employee Retirement Income Security Act of 1974, as amended, or the rules under either of such laws. No amendment of the Plan shall materially and adversely affect any right of any participant with respect to any Option theretofore granted without such participant’s written consent.
     9. Termination. The Plan shall terminate upon the earlier of the following dates or events to occur:
     (a) upon the adoption of a resolution of the Board terminating the Plan; or
     (b) December 31, 1999.
No termination of the Plan shall materially and adversely affect any of the rights or obligations of any person, without his consent, under any Option theretofore granted under the Plan.
     10. Stockholder Approval. The Plan shall be submitted to the stockholders of the Company for their approval. Except to the extent otherwise required by the Company’s Restated Certificate of Incorporation or the Company’s By-Laws, the stockholders shall be deemed to have approved the Plan if and when it is approved at a meeting of the stockholders by a majority of the voting power of the Voting Stock (all as defined in the Company’s Restated Certificate of Incorporation) present in person or represented by proxy and entitled to vote at such meeting.
Amended and Restated
April 20, 1993

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